EXHIBIT 3.1

EPLUS INC.
A DELAWARE CORPORATION

AMENDED AND RESTATED BYLAWS
(Amended and restated on February 17, 2026)

ARTICLE I: OFFICES

SECTION 1.1 Registered Office. ePlus inc. (the “Corporation”) shall maintain a registered office and agent in the State of Delaware if and as required by law.

SECTION 1.2 Principal Office. The principal office for the transaction of the business of the Corporation shall be at such place as the Board of Directors of the Corporation (the “Board”) may determine. The Board is hereby granted full power and authority to change said principal office from one location to another.

SECTION 1.3 Other Offices. The Corporation may also have an office or offices at such other place or places, either within or without the State of Delaware, as the Board may from time to time determine or as the business of the Corporation may require.

SECTION 1.4 Fiscal Year. The fiscal year of the Corporation shall be determined by resolution of the Board.

 ARTICLE II: MEETINGS OF STOCKHOLDERS

SECTION 2.1 Place of Meetings. All annual meetings of stockholders and all other meetings of stockholders shall be held either at the principal office of the Corporation or at any other place within or without the State of Delaware or by means of remote communication that may be designated by the Board pursuant to authority hereinafter granted to the Board.

SECTION 2.2 Annual Meetings. Annual meetings of stockholders of the Corporation for the purpose of electing directors and for the transaction of such other business as may properly come before such meetings may be held at such time and place and on such date as the Board shall determine by resolution, or in such other manner as the directors may direct.

SECTION 2.3 Special Meetings.

(A) A special meeting of the stockholders for the transaction of any proper business may be called at any time by the Board, the Chair of the Board, the President or the Executive Vice President.

(B) A special meeting of the stockholders shall also be called by the Board upon the written request, submitted to the Secretary of the Corporation, of stockholders collectively holding twenty-five percent (25%) or more of the then outstanding shares of the Corporation’s common stock. A request to the Secretary of the Corporation shall be signed by each stockholder, or a duly authorized agent of such stockholder, requesting the special meeting and shall set forth the information required to be included in a notice to the Corporation pursuant to Section 2.8(A)-(D) of these Bylaws, as applicable. After receiving a special meeting request, the Board shall determine in good faith whether the stockholders requesting the special meeting have satisfied the requirements for calling a special meeting of stockholders, and the Corporation shall notify the requesting stockholder of the Board’s determination about whether the special meeting request is valid. A special meeting requested by stockholders shall be held at such date, time and place within or without the state of Delaware or by such remote means of communication as may be fixed by the Board; provided, however, that the date of any such special meeting shall be not more than 90 days after the request to call the special meeting is received by the Secretary of the Corporation. Notwithstanding the foregoing, a special meeting requested by stockholders shall not be held if the Board has called or calls for an annual meeting of stockholders to be held within 90 days after the Secretary of the Corporation receives the request for the special meeting and the Board determines in good faith that the business of such annual meeting includes (among any other matters properly brought before the annual meeting) the business specified in the request. A stockholder may revoke a request for a special meeting at any time by written revocation delivered to the Secretary of the Corporation, and if, following such revocation, there are un-revoked requests from stockholders holding in the aggregate less than the requisite number of shares entitling the stockholders to request the calling of a special meeting, the Board, in its discretion, may cancel the special meeting.

(C) Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting.

SECTION 2.4 Notice of Meetings. Notice of each meeting of stockholders, whether annual or special, shall be given not less than 10 days nor more than 60 days before the date of the meeting to each stockholder of record entitled to vote at such meeting and in compliance with the provisions of Delaware law. Except as otherwise expressly required by law, no publication of any notice of a meeting of stockholders shall be required. Every notice of a meeting of stockholders shall state the place, date and hour of the meeting or that the meeting will be held by means of remote communications and, in the case of a special meeting shall also state the purpose for which the meeting is called. Notice of any meeting of stockholders shall not be required to be given to any stockholder to whom notice may be omitted pursuant to applicable Delaware law or who shall have waived such notice, and such notice shall be deemed waived by any stockholder who shall attend such meeting in person (which includes by means of remote communications) or by proxy, except a stockholder who shall attend such meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

SECTION 2.5 Quorum. Except as otherwise required by law, the holders of record of a majority in voting interest of the shares of stock of the Corporation issued, outstanding and entitled to be voted thereat, present in person or by proxy, shall constitute a quorum for the transaction of business at any meeting of stockholders of the Corporation or any adjournment thereof. Subject to the requirement of a larger percentage vote, if any, contained in the Certificate of Incorporation, these Bylaws or by statute, the stockholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding any withdrawal of stockholders that may leave less than a quorum remaining, if any action taken (other than adjournment) is approved by the vote of at least a majority in voting interest of the shares required to constitute a quorum. In the absence of a quorum at any meeting or any adjournment thereof, any meeting of stockholders may be adjourned from time to time in accordance with Section 2.6(D) of these Bylaws.

SECTION 2.6 Voting; Adjournment; Stockholder List.

(A) Each stockholder shall, at each meeting of stockholders, be entitled to vote in person or by proxy each share of the stock of the Corporation that has voting rights on the matter in question and that shall have been held by such stockholder and registered in such stockholder’s name on the books of the Corporation:

(i) on the date fixed pursuant to Section 6.5 of these Bylaws as the record date for the determination of stockholders entitled to notice of and to vote at such meeting; or

 (ii) if no such record date shall have been so fixed, than (a) at the close of business on the day next preceding the day upon which notice of the meeting shall be given or (b) if notice of the meeting shall be waived, at the close of business on the day next preceding the day upon which the meeting shall be held.

(B) Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors in such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes. Persons holding stock of the Corporation in a fiduciary capacity shall be entitled to vote such stock. Persons whose stock is pledged shall be entitled to vote, unless in the transfer by the pledgor on the books of the Corporation the pledgor shall have expressly empowered the pledgee to vote thereon, in which case only the pledgee, or the pledgee’s proxy, may represent such stock and vote thereon. Stock having voting power standing of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety or otherwise, or with respect to which two or more persons have the same fiduciary relationship, shall be voted in accordance with the provisions of the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended (the “Delaware General Corporation Law”).

(C) Subject to the provisions of the Corporation’s Certificate of Incorporation, any such voting rights may be exercised by the stockholder entitled thereto in person or by such stockholder’s proxy appointed by an instrument in writing, subscribed by such stockholder or by such stockholder’s attorney thereunto authorized and delivered to the secretary of the meeting. The attendance at any meeting of a stockholder who may theretofore have given a proxy shall not have the effect of revoking the same unless such stockholder shall in writing so notify the secretary of the meeting prior to the voting of the proxy. At any meeting of stockholders at which a quorum is present, all matters, except as otherwise provided in the Certificate of Incorporation, in these Bylaws, under the Delaware General Corporation Law, as required by any securities exchange on which the Corporation’s stock is listed, or by law, shall be decided by the vote of a majority in voting interest of the stockholders present in person or by proxy and entitled to vote thereat and thereon, and, for the avoidance of doubt, neither abstentions nor broker non-votes shall be counted as votes for or against such matter. At a meeting for the election of directors, each director shall be elected by a majority of the votes cast with respect to that director; provided that, if the number of nominees exceeds the number of directorships to be filled, the directors shall be elected by a plurality of the votes cast. The vote at any meeting of stockholders on any question need not be by ballot, unless so directed by the chair of the meeting. On a vote by ballot, each ballot shall be signed by the stockholder voting, or by such stockholder’s proxy, if there be such proxy, and it shall state the number of shares voted.

(D) Any stockholders’ meeting may be adjourned from time to time (including an adjournment taken to address a technical failure to convene or continue a meeting using remote communication) by (1) the vote of the holders of a majority of the voting shares present at the meeting either in person or by proxy or (2) the chair of the meeting. Notice of the time, date and place of any adjourned meeting need not be given if such time, date and place are announced at the meeting at which stockholders and proxy holders may be deemed to be present in person and voting at such adjourned meeting are (i) announced at the meeting at which the adjournment is taken, (ii) displayed, during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxy holders to participate in the meeting by means of remote communication or (iii) set forth in the notice of meeting given in accordance with Section 222(a) of the Delaware General Corporation Law; provided, however, that if the adjournment is for more than thirty (30) days or, if after the adjournment, a new record date is fixed for the adjourned meeting, notice of the time, date and place of the adjourned meeting must be given in conformity with these Bylaws. At any adjourned meeting, any business may be transacted which properly could have been transacted at the original meeting.

(E) The Corporation shall cause, not later than the 10th day before each meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder to be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of 10 days ending on the day before the meeting date, at the Corporation’s principal place of business.

SECTION 2.7 Inspector of Elections. Prior to each meeting of stockholders, the Board shall appoint an inspector or inspectors to act with respect to such vote. The Board may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the chair of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector so appointed shall first subscribe an oath faithfully to execute the duties of an inspector at such meeting with strict impartiality and according to the best of such inspector’s ability. Such inspectors shall ascertain the number of shares outstanding, decide upon the qualification of the voters, validity of the proxies and ballots and shall certify and report the number of shares represented at the meeting and entitled to vote on such proposal, determine the number of votes entitled to be cast by each share, shall count and accept the votes, when the voting is completed, ascertain and report the number of shares voted respectively for and against the proposal, and determine, and retain for a reasonable period a record of the disposition of any challenge made to any determination made by such inspectors. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors. Reports of inspectors shall be in writing and subscribed and delivered by them to the Secretary of the Corporation. The inspectors need not be stockholders of the Corporation, and any officer of the Corporation may be an inspector on any question other than a vote for or against a proposal in which such officer shall have a material interest. No person who is a candidate for an office at an election may serve as an inspector at such election. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors. No ballots, proxies or votes, nor any revocations thereof or changes thereto, shall be accepted by the inspectors after the closing of the polls, unless the Court of Chancery of the State of Delaware upon application by a stockholder shall determine otherwise. In determining the validity and counting of proxies and ballots, the inspectors shall be limited to an examination of the proxies, any envelopes submitted with those proxies, any information provided in accordance with the Delaware General Corporation Law, ballots and the regular books and records of the Corporation, except that the inspectors may consider other reliable information for the limited purpose of reconciling proxies and ballots submitted by or on behalf of banks, brokers, their nominees or similar persons which represent more votes than the holder of a proxy is authorized by the record owner to cast or more votes than the stockholder holds of record. If the inspectors consider other reliable information for the limited purpose permitted herein, the inspectors at the time they make their certification pursuant to this section shall specify the precise information considered by them including the person or persons from whom they obtained the information, when the information was obtained, the means by which the information was obtained and the basis for the inspectors’ belief that such information is accurate and reliable.

SECTION 2.8 Advance Notice of Stockholder Proposals and Stockholder Nominations.

(A) At any annual meeting of the stockholders nominations of persons for election to the Board and the proposal of other business to be considered by the stockholders may be made (i) by or at the direction of the Board or (ii) by any stockholder of the Corporation who complies with the notice procedures set forth in this Section 2.8. For any nominations or other business to be properly brought before any annual meeting of the stockholders by a stockholder, the stockholder must have given notice thereof in writing to the Secretary of the Corporation: (1) not more than 120 days nor later than 90 days in advance of the first anniversary of the previous year’s annual meeting if such meeting is to be held on a day which is within 30 days of the anniversary of the previous year’s annual meeting; and (2) with respect to any other annual meeting of stockholders, not later than the close of business on the tenth day following the date of public announcement of such meeting. Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for the exclusive use by the Board.

(B) For business proposals other than nominations, for which a notice must comply with the requirements of this Section 2.8(B), a stockholder’s notice to the Secretary shall set forth (i) as to each matter the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting; (ii) the name and address, as they appear on the Corporation’s books, of the stockholder proposing such business; (iii) the class and number of shares of the Corporation that are beneficially owned by the stockholder as of a recent date; (iv) a representation that the stockholder proposing such business is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person (including virtually in the case of a meeting conducted solely by means of remote communication) or by proxy at the meeting to propose such business or nomination;  (v) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock) has been made, the effect or intent of which is to mitigate loss to or manage risk of stock price changes for, or to increase the voting power of, such stockholder or any of its affiliates with respect to any share of stock of the Corporation, (vi) as to each matter the stockholder proposes to bring before the meeting, any material interest of the stockholder in such business; and (vii) a representation of whether the stockholder proponent intends or is part of a group which intends to solicit proxies from other stockholders in support of such proposal. In addition, the stockholder making such proposal shall promptly provide any other information reasonably requested by the Corporation.

Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at any meeting of the stockholders except in accordance with the procedures set forth in this Section 2.8. The Chair of any such meeting shall direct that any business not properly brought before the meeting shall not be considered. Notwithstanding the foregoing provisions of this Section 2.8, a stockholder shall also comply with all applicable requirements of the United States Securities and Exchange Commission with respect to the matters set forth in this Section 2.8. Nothing in this Section 2.8 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”).

(C) A stockholder may nominate a person for election as a director at a special meeting only if the nominee is named in the special meeting request delivered pursuant to Section 2.3(B) of these Bylaws. For nominations of any person to be elected as a director, a stockholder’s notice to the Secretary shall set forth: (i) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (ii) the class and number of shares of the Corporation that are beneficially owned by the stockholder as of a recent date; (iii) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person (including virtually in the case of a meeting conducted solely by means of remote communication) or by proxy at the meeting and nominate the person or persons specified in the notice; (iv) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any derivative or short positions, profits interest, swaps, options, hedging transactions, or any borrowing or lending of shares of stock) has been made, the effect or intent of which is to mitigate loss to or manage risk of stock price changes for, or to increase or decrease the voting power of, such stockholder or any of its affiliates with respect to any share of stock of the Corporation; (v) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (vi) any material interest of the stockholder in such business; (vii) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the United States Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, by the Board; (viii) the consent of each nominee to serve as a director of the Corporation if so elected; (ix) a representation of whether the stockholder proponent intends or is part of a group which intends to solicit proxies from other stockholders in support of such nomination. In addition, the stockholder making such nomination shall promptly provide any other information reasonably requested by the Corporation. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 2.8. The Chair of any meeting of stockholders shall direct that any nomination not made in accordance with these procedures be disregarded. Notwithstanding the foregoing, solely with respect to a stockholder’s notice pursuant to this Section 2.8 with respect to a director nomination, if a stockholder’s notice was received by the Secretary at the principal executive offices of the Corporation on or after the first day allowed for such notice to be timely and more than fourteen (14) calendar days prior to the last date on which such notice could have been timely given as provided in this Section 2.8, and the Secretary determines that a defect or omission is apparent on the face of such notice, then the following provisions shall apply: (i) within fourteen (14) calendar days of receiving such notice, the Secretary shall notify such stockholder of such deficiencies (the “deficiency notification”), which such deficiency notification may be sent by email to the email address specified in the stockholder’s notice, in which case such notification shall be deemed received by the nominating stockholder when sent by the Secretary; (ii) the stockholder shall have an opportunity to cure such deficiencies by delivering corrective information to the Secretary at the principal executive offices of the Corporation on or before the last date on which such notice could have been timely given as provided in this Section 2.8 (the “cure deadline”); and (iii) if the stockholder cures all deficiencies identified in the deficiency notification by the cure deadline, then the deficiencies identified in the deficiency notification shall not serve as a basis for the Chair of the meeting to declare that the proposed nomination be disregarded; provided, that nothing herein shall preclude the Chair of the meeting from declaring that the proposed nomination shall be disregarded if the Chair of the meeting determines that the nomination otherwise is not in compliance with these Bylaws, including as a result of an untrue statement or omission of a fact required under these Bylaws to be stated in the nomination notice or a defect or omission that was not apparent on the face of the stockholder’s notice, or if the stockholder fails to provide the supplemental statement or any updates on material changes as required by these Bylaws.

(D) A stockholder who has delivered a notice of nomination pursuant to this Section 2.8 shall promptly certify to the Corporation in writing that it has complied with the requirements of Rule 14a-19 promulgated under the Exchange Act and deliver no later than five (5) business days prior to the annual meeting or special meeting, as applicable, reasonable evidence that it has complied with such requirements. Notwithstanding anything to the contrary in these Bylaws, unless otherwise required by law, if any stockholder (i) provides notice pursuant to Rule 14a-19 promulgated under the Exchange Act and (ii) subsequently (A) notifies the Corporation that such stockholder no longer intends to solicit proxies in support of director nominees other than the Corporation’s director nominees in accordance with Rule 14a-19 or (B) fails to comply with the requirements of Rule 14a-19, such stockholder’s nomination(s) shall be deemed null and void and the Corporation shall disregard any proxies or votes solicited for any nominee proposed by such stockholder.

(E) From the date of delivery of the stockholder notice, each stockholder must give written notice to the Secretary of the Corporation of any change in the information provided pursuant to Section 2.8(A)-(D) within two (2) business days after the occurrence of such change, so that the information is current through the date of the meeting or any adjournment, postponement or rescheduling thereof.

(F) The determination of whether any business sought to be brought before any annual or special meeting of the stockholders is properly brought before such meeting in accordance with the Bylaws will be made by the chair of the meeting. If the chair of the meeting determines that any business is not properly brought before such meeting, or any nomination was not properly made (including satisfying the information requirements set forth herein with accurate and complete information), he or she will so declare to the meeting and any such business will not be conducted or considered and any such nomination will be disregarded (and any such nominee shall be disqualified).

For purposes of this Section 2.8, a “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission.

SECTION 2.9 Action Without Meeting. Any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. Any consent may be revoked by a writing received by the Secretary prior to the time that consents of the holders of the number of shares required to authorize the proposed action have been delivered to the Corporation.

SECTION 2.10 Order of Business. The Chair of the Board, the Chief Executive Officer, or such other officer or director of the Corporation designated by a majority of the Board, will call meetings of the stockholders to order and will act as chair of the meeting thereof or delegate this function. The chair of the meeting, or his or her delegate, shall conduct the meeting in an orderly manner, rule on the precedence of, and procedure on, motions and other procedural matters, and exercise discretion with respect to such procedural matters with fairness and good faith toward all those entitled to take part. Unless otherwise determined by the Board prior to the meeting, the chair of the meeting will also, unless he or she delegates such responsibility, determine the order of business and have the authority in his or her sole discretion to regulate the conduct of any such meeting, including without limitation by (i) imposing restrictions on the persons (other than stockholders of the Corporation or their duly appointed proxies) who may attend any such stockholders’ meeting, (ii) ascertaining whether any stockholder or his, her or its proxy may be excluded or removed from any meeting of the stockholders based upon any determination by the chair of the meeting, in his or her sole discretion, that any such person has unduly disrupted or is likely to disrupt such proceedings, (iii) determining the circumstances in which any person may make a statement or ask questions at any meeting of the stockholders, (iv) restrict use of audio or video recording devices at the meeting, (v) taking such other action as, in the discretion of the chair of the meeting, is deemed necessary, appropriate or convenient for the proper conduct of the meeting, and (vi) imposing limitations on the time allotted to questions or comments by participants. At a meeting of the stockholders, only such business will be conducted or considered as is properly brought before the meeting, in accordance with the Certificate of Incorporation, the Bylaws and applicable law. Unless and to the extent determined by the Board of Directors or the chair of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

ARTICLE III: BOARD OF DIRECTORS

SECTION 3.1 General Powers. Subject to any requirements in the Certificate of Incorporation, these Bylaws, and of the Delaware General Corporation Law as to action which must be authorized or approved by the stockholders, any and all corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be under the direction of, the Board to the fullest extent permitted by law. Without limiting the generality of the foregoing, it is hereby expressly declared that the Board shall have the following powers;

(A) To select and remove all the officers, agents and employees of the Corporation, prescribe such powers and duties for them as may not be inconsistent with law, the Certificate of Incorporation or these Bylaws, fix their compensation, and require from them security for faithful service;

(B) To conduct, manage and control the affairs and business of the Corporation, and to make such rules and regulations therefore not inconsistent with law, the Certificate of Incorporation or these Bylaws, as it may deem best;

(C) To change the principal office and the principal office for the transaction of the business of the Corporation from one location to another as provided in Section 1.2 hereof; to fix and locate from time to time one or more subsidiary offices of the Corporation within or without the State of Delaware as provided in Section 1.3 hereof; to designate any place within or without the State of Delaware for the holding of any meeting or meetings of stockholders; and to adopt, make and use a corporate seal, and to prescribe the forms of certificates of stock, and to alter the form of such seal and of such certificates from time to time, and in its judgment as it may deem best, provided such seal and such certificate shall at all times comply with the provisions of law;

(D)  To authorize the issuance of shares of stock of the Corporation from time to time, upon such terms and for such considerations as may be lawful;

(E)  To borrow money and incur indebtedness for the purposes of the Corporation, and to cause to be executed and delivered therefor, in the corporate name, promissory notes, bonds, debentures, deeds of trust and securities therefore;

(F) To fill vacancies on the Board as provided in Section 3.5 hereof; and

(G) By resolution adopted by a majority of the whole Board to designate an executive and other committees of the Board, each consisting of one or more directors, to serve at the pleasure of the Board, and to prescribe the manner in which proceedings of such committee or committees shall be conducted.

SECTION 3.2 Number and Term of Office

(A) The number of directors of the Corporation shall be fixed from time to time by resolution adopted by affirmative vote of a majority of such directors then in office. Each of the directors of the corporation shall hold office until his or her successor shall have been duly elected and shall qualify or until he or she shall resign or shall have been removed in the manner hereinafter provided.

(B) All directors shall serve for a term ending at the annual meeting following the annual meeting at which the director was elected, and until his or her successor is elected and qualified subject to his or her earlier death, resignation or removal.

SECTION 3.3 Election of Directors. The directors shall be elected by the stockholders of the Corporation, and at each election, the persons receiving the greater number of votes, up to the number of directors then to be elected, shall be the persons then elected. The election of directors is subject to any provision contained in the Certificate of Incorporation relating thereto, including any provision regarding the rights of holders of preferred stock to elect directors.

SECTION 3.4 Resignations. Any director of the Corporation may resign at any time by giving written notice to the Board or to the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein, or, if the time is not specified, it shall take effect immediately upon receipt; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

SECTION 3.5 Vacancies. Except as otherwise provided in the Certificate of Incorporation, any vacancy in the Board, whether because of death, resignation, disqualification, an increase in the number of directors, removal, or any other cause, shall be filled by action of the majority of the remaining directors, although less than a quorum, or stockholder approval at a stockholder meeting. No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of such director’s term of office.

SECTION 3.6 Place of Meeting. The Board or any committee thereof may hold any of its meetings at such place or places within or without the State of Delaware as the Board or such committee may from time to time by resolution designate or as shall be designated by the person or persons calling the meeting or in the notice or a waiver of notice of any such meeting. Directors may participate in any regular or special meeting of the Board or any committee thereof by means of conference telephone or similar communications equipment pursuant to which all persons participating in the meeting of the Board or such committee can hear each other, and such participation shall constitute presence in person at such meeting.

SECTION 3.7 Regular Meetings. Regular meetings of the Board may be held at such times as the Board shall from time to time  determine. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting shall be held at the same hour and place on the next succeeding business day not a legal holiday. Except as provided by law, notice of regular meetings need not be given.

SECTION 3.8 Special Meetings. Special meetings of the Board for any purpose or purposes shall be called at any time by the Chair of the Board or, if the Chair of the Board is absent or unable or refuses to act, by the Chief Executive Officer, the President or the Executive Vice President, and may also be called by any two members of the Board. Except as otherwise provided by law or by these Bylaws, written notice of the time and place of special meetings shall be delivered personally or by email to each director, or sent to each director by mail or by other form of written communication, charges prepaid, addressed to such director at such director’s address as it is shown upon the records of the Corporation, or, if it is not so shown on such records and is not readily ascertainable, at the place in which the meetings of the directors are regularly held. In case such notice is mailed, it shall be deposited in the United States mail in the county in which the principal office for the transaction of the business of the Corporation is located at least 48 hours prior to the time of the holding of the meeting. In case such notice is delivered personally or by email as above provided, it shall be delivered at least 24 hours prior to the time of the holding of the meeting. Such mailing, delivery, or email as above provided shall be due, legal and personal notice to such director. Except where otherwise required by law or by these Bylaws, notice of the purpose of a special meeting need not be given. Notice of any meeting of the Board shall not be required to be given to any director who is present at such meeting, except a director who shall attend such meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

SECTION 3.9 Quorum, Voting and Manner of Acting. Except as otherwise provided in these Bylaws, the Certificate of Incorporation or by applicable law, the presence of a majority of the authorized number of directors shall be required to constitute a quorum for the transaction of business at any meeting of the Board, and all matters shall be decided at any such meeting, a quorum being present, by the affirmative votes of a majority of the directors present. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, provided any action taken is approved by at least a majority of the required quorum for such meeting. In the absence of a quorum, a majority of directors present at any meeting may adjourn the same from time to time until a quorum shall be present. Notice of any adjourned meeting need not be given. The directors shall act only as a Board, and the individual directors shall have no power as such. Notwithstanding the foregoing to the contrary, in the event of the existence of two or more vacancies of the Board, a minimum of two (2) directors shall constitute a quorum to transact any business of the Board. Interested directors may be counted in determining the presence of a quorum at a meeting of the Board or of a committee.

Notwithstanding the provisions set forth above, without the prior consent of the Board, the Corporation shall not, and shall not cause any of its subsidiaries to, except in the Ordinary Course of Business: sell, lease or otherwise dispose of or permit any subsidiary to sell, lease or otherwise dispose of, more than 20% of the consolidated assets of the Corporation and its subsidiaries (computed on the basis of book value, determined in accordance with generally accepted accounting principles consistently applied, or fair market value, determined by the Board in its reasonable good faith judgment) in any transaction or series of related transactions.

SECTION 3.10 Action by Consent. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if consent in writing or by electronic transmission is given thereto by all members of the Board or of such committee, as the case may be, and such consent is filed with the minutes of proceedings of the Board or of such committee.

SECTION 3.11 Compensation. Directors, whether or not employees of the Corporation or any of its subsidiaries, may receive an annual fee for their services as directors in an amount fixed by resolution of the Board plus other compensation, including equity, in an amount and of a type fixed by resolution of the Board, and, in addition, a fixed fee, with or without expenses of attendance, may be allowed by resolution of the Board for attendance at each meeting, including each meeting of a committee of the Board. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity as an officer, agent, employee, or otherwise, and receiving compensation therefor.

SECTION 3.12 Committees. The Board may, by resolution passed by a majority of the whole Board, designate one or more committees, including, without limitation, an audit committee, a nominating and corporate governance committee, and a compensation committee. Each committee is to consist of one or more of the directors of the Corporation. Any such committee, to the extent provided in the resolution of the Board and subject to any restrictions or limitation on the delegation of power and authority imposed by applicable law, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Any such committee shall keep written minutes of its meetings and report the same to the Board at the next regular meeting of the Board. Unless the Board or these Bylaws shall otherwise prescribe the manner of proceedings of any such committee, meetings of such committee may be regularly scheduled in advance and may be called at any time by the chair of the committee or by any two members thereof; otherwise, the provisions of these Bylaws with respect to notice and conduct of meetings of the Board shall govern.

SECTION 3.13 Affiliated Transactions. Notwithstanding any other provisions of these Bylaws, each transaction, or, if an individual transaction constitutes a part of a series of transactions, each series of transactions, proposed to be entered into between the Corporation, on the one hand, or any person affiliated with the Corporation, on the other hand, must be approved by a majority of the disinterested directors and meet all requirements of the Delaware General Corporation Law.

SECTION 3.14 Chair of the Board. The chair of the Board shall preside at all meetings of the Board. The Chair shall exercise and perform such powers and duties with respect to the business and affairs of the Corporation as may be assigned to the Chair by the Board or such other powers and duties as may be prescribed by the Board or these Bylaws.

ARTICLE IV: OFFICERS

SECTION 4.1 Officers. The officers of the Corporation shall be a Chief Executive Officer, a President, one or more Vice Presidents (the number thereof and their respective titles to be determined by the Board), a Secretary, a Chief Financial Officer, a Treasurer, and such other officers as may be appointed at the discretion of the Board in accordance with the provisions of Section 4.3 hereof. Any two or more offices may be held by the same person, except the offices of President and Secretary. Such officers shall hold their offices for such terms as the Board may prescribe and shall serve at the pleasure of the Board.

SECTION 4.2 Election. The officers of the Corporation, except such officers as may be appointed or elected in accordance with the provisions of Sections 4.3 or 4.5 hereof, shall be chosen annually by the Board at the first meeting thereof after the annual meeting of stockholders, and each officer shall hold office until such officer shall resign or shall be removed or otherwise disqualified to serve, or until such officer’s successor shall be elected and qualified.

SECTION 4.3 Other Officers. In addition to the officers chosen annually by the Board at its first meeting, the Board also may appoint or elect such other officers as the business of the Corporation may require, each of whom shall have such authority and perform such duties as are provided in these Bylaws or as the Board may from time to time specify, and shall hold office until such officer shall resign or shall be removed or otherwise disqualified to serve, or until such officer’s successor shall be elected and qualified.

SECTION 4.4 Removal and Resignation. Any officer may be removed, either with or without cause, by resolution of the Board, at any regular or special meeting of the Board, or except in case of an officer chosen by the Board, by any officer upon whom such power of removal may be conferred by the Board. Any officer or assistant may resign at any time by giving written notice of his resignation to the Board or the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein, or, if the time is not specified, upon receipt thereof by the board or the Secretary, as the case may be; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

SECTION 4.5 Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these Bylaws for regular appointments to such office.

SECTION 4.6 [RESERVED]

SECTION 4.7 Chief Executive Officer. The Chief Executive officer shall exercise and perform such powers and duties with respect to the administration of the business and affairs of the Corporation as may from time to time be assigned to the Chief Executive Officer by the Board, or as may be prescribed by these Bylaws.

SECTION 4.8 President. The President shall exercise and perform such powers and duties with respect to the administration of the business and affairs of the Corporation as may from time to time be assigned to the President by the Board. The person holding the office of Chief Executive Officer shall be President of the Corporation, unless the Board shall have designated at least one individual as the President and a different individual as the Chief Executive Officer. Otherwise, in the absence or disability of the Chief Executive Officer, or in the event and during the period of a vacancy in the office of Chief Executive Officer, the President shall perform all the duties of the Chief Executive Officer, and when so acting shall have all of the powers of, and be subject to all the restrictions upon, the Chief Executive Officer.

SECTION 4.9 Chief Financial Officer. The Chief Financial Officer shall exercise and perform such powers and duties with respect to the administration and responsibility of all funds and securities of the Corporation as may from time to time be assigned to the Chief Financial Officer by the Board or the President.

SECTION 4.10 Treasurer. The Treasurer shall exercise and perform such powers and duties with respect to the administration and responsibility of all funds and securities of the Corporation as may from time to time be assigned to the Treasurer by the Board or the President. The person holding the office of Chief Financial Officer shall be the Treasurer of the Corporation, unless the Board of Directors shall have designated at least one individual as the Treasurer and a different individual as the Chief Financial Officer.

SECTION 4.11 Vice Presidents. The Vice Presidents shall have such powers and perform such duties with respect to the administration of the business and affairs of the Corporation as may from time to time be assigned to such Vice President by the Board, or the President or as may be prescribed by these Bylaws.

SECTION 4.12 Secretary.

(A) The Secretary shall keep, or cause to be kept, at the principal office of the Corporation or such other place as the Board may order, a book of minutes of all meetings of directors and stockholders, with the time and place of holding, whether regular or special, and if special, how authorized and the notice thereof given, the names of those present at meetings of directors, the number of shares present or represented at meetings of stockholders, and the proceedings thereof.

(B) The Secretary shall keep, or cause to be kept, at the principal office of the Corporation’s transfer agent, a share register, or a duplicate share register, showing the name of each stockholder, the number of shares of each class held by such stockholder, the number and date of certificates issued for such shares, and the number and date of cancellation of every certificate surrendered for cancellation.

SECTION 4.13 Compensation. The compensation of the officers shall be fixed from time to time by the Board and no officer shall be prevented from receiving such salary by reason of the fact that such officer is also a director of the Corporation.

ARTICLE V: CONTRACTS, CHECKS, DRAFTS, BANK ACCOUNTS, ETC.

SECTION 5.1 Execution of Contracts. The Board, except as otherwise provided in these Bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances; and unless so authorized by the Board or by these Bylaws, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or in any amount.

SECTION 5.2 Checks, Drafts, Etc. All checks, drafts or other orders for payment of money, notes or other evidence of indebtedness, issued in the name of or payable to the Corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the Board. Each such officer, assistant, agent or attorney shall give such bond, if any, as the Board may require.

SECTION 5.3 Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board may select, or as may be selected by any officer or officers, assistant or assistants, agent or agents, or attorney or attorneys of the Corporation to whom such power shall have been delegated by the Board. For the purpose of deposit and for the purpose of collection for the account of the Corporation, the Chair of the Board, the Chief Executive Officer, the President, an Executive Vice President (or any other officer or officers, assistant or assistants, agent or agents, or attorney or attorneys of the Corporation who shall from time to time be determined by the Board) may endorse, assign and deliver checks, drafts and other orders for the payment of money which are payable to the order of the Corporation.

SECTION 5.4 General and Special Bank Accounts. The Board may from time to time authorize the opening and keeping of general and special bank accounts with such banks, trust companies or other depositories as the Board may select or as may be selected by any officer or officers, assistant or assistants, agent or agents, or attorney or attorneys of the Corporation to whom such power shall have been delegated by the Board. The Board may make such special rules and regulations with respect to such bank accounts, not inconsistent with the provisions of these Bylaws, as it may deem expedient.

ARTICLE VI: SHARES AND THEIR TRANSFER

SECTION 6.1 Certificates for Stock. Every owner of stock of the Corporation shall be entitled to have a certificate or certificates, to be in such form as the Board shall prescribe, including without limitation a book entry system, certifying the number and class or series of shares of the stock of the Corporation owned by such owner. The certificates representing shares of such stock shall be numbered in the order in which they shall be issued and shall be signed in the name of the Corporation by the Chair of the Board, the Chief Executive Officer, the President or an Executive Vice President, and by the Secretary or Assistant Secretary. Any or all of the signatures on the certificates may be a facsimile. In case any officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed upon, any such certificate, shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may nevertheless be issued by the Corporation with the same effect as though the person who signed such certificate, or whose facsimile signature shall have been placed thereupon, were such an officer, transfer agent or registrar at the date of issue. A record shall be kept of the respective names of the persons, firms or corporations owning the stock represented by such certificates, the number and class or series of shares represented by such certificates, respectively, and the respective dates thereof, and in case of cancellation, the respective dates of cancellation. Every certificate surrendered to the Corporation for exchange or transfer shall be cancelled, and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate shall have been so cancelled, except in cases provided for in Section 6.4 hereof.

SECTION 6.2 Transfers of Stock. Transfers of shares of stock of the Corporation shall be made only on the books of the Corporation by the registered holder thereof, or by such holder’s attorney thereunto authorized by power of attorney duly executed and filed with the Secretary, or with a transfer clerk or a transfer agent appointed as provided in Section 6.3 hereof, and upon surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes thereon. The person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation. Whenever any transfer of shares shall be made for collateral security, and not absolutely, such fact shall be so expressed in the entry of transfer if, when the certificate or certificates shall be presented to the Corporation for transfer, both the transferor and the transferee request the Corporation to do so.

SECTION 6.3 Regulations. The Board may make such rules and regulations as it may deem expedient, not inconsistent with these Bylaws, concerning the issue, transfer and registration of certificates for shares of the stock of the Corporation. It may appoint, or authorize any officer or officers to appoint, one or more transfer clerks or one or more transfer agents and one or more registrars, and may require all certificates for stock to bear the signature or signatures of any of them.

SECTION 6.4 Lost, Stolen, Destroyed, and Mutilated Certificates. In any case of loss, theft, destruction, or mutilation of any certificate of stock, another may be issued in its place upon proof of such loss, theft, destruction, or mutilation or an affidavit of such fact by the person claiming the certificate of stock to be lost, stolen, destroyed or mutilated and upon agreeing to indemnify the Corporation and/or giving a bond sufficient to indemnify the Corporation in such form and in such sum as the Board may direct; provided, however, that a new certificate may be issued without requiring any indemnification and/or bond when, in the judgment of the Board, it is proper so to do.

SECTION 6.5 Fixing Date for Determination of Stockholders of Record. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any other change, conversion or exchange of stock or for the purpose of any other lawful action other than to consent to corporate action in writing without a meeting, the Board may fix, in advance, a record date, which shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any such other action. If in any case involving the determination of stockholders for any purpose other than notice of or voting at a meeting of stockholders, the Board shall not fix such a record date, then the record date for determining stockholders for such purpose shall be the close of business on the day on which the Board shall adopt the resolution relating thereto. A determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of such meeting; provided, however, that the Board may fix a new record date for the adjourned meeting. In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board may fix, in advance, a record date, which shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board. To the extent stockholders may take action by consent in accordance with the Certificate of Incorporation and these Bylaws, any stockholder of record seeking to have the stockholders authorize or take corporate action by consent shall, by written notice to the Secretary, request the Board to fix a record date. The Board shall promptly adopt a resolution fixing the record date to determine the stockholders entitled to act by consent.

ARTICLE VII: INDEMNIFICATION

SECTION 7.1 Indemnification of Directors and Officers. The Corporation shall indemnify, in the manner and to the fullest extent permitted by the Delaware General Corporation Law (and in the case of any amendment thereto, to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), any person (or the estate of any person) who is or was a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of the Corporation, and whether civil, criminal, administrative, legislative, investigative or otherwise, preliminary, informal or formal, including any arbitration or other alternative dispute resolution (including but not limited to giving a testimony or responding to a subpoena) and including any appeal of any of the foregoing, by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise or non-profit entity, including service with respect to employee benefit plans. The Corporation may, to the fullest extent permitted by the Delaware General Corporation Law, purchase and maintain insurance on behalf of any such person against any liability which may be asserted against such person. The Corporation may create a trust fund, grant a security interest or use other means (including without limitation a letter of credit) to ensure the payment of such sums as may become necessary to effect the indemnification as provided herein. To the fullest extent permitted by the Delaware General Corporation Law, the indemnification provided herein shall include expenses (including attorneys’ fees), judgments, excise taxes, fines, penalties due pursuant to the Employee Retirement Income Security Act of 1974 and amounts paid in settlement and any such expenses shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the indemnitee to repay such amounts if it is ultimately determined that he or she is not entitled to be indemnified. Any undertaking to repay advanced expenses shall be unsecured, interest free and without regard to the indemnitee’s ability to pay. The indemnification provided herein shall not be deemed to limit the right of the Corporation to indemnify any other person for any such expenses to the fullest extent permitted by the Delaware General Corporation Law, nor shall it be deemed exclusive of any other rights to which any person seeking indemnification from the Corporation may be entitled under any agreement, the Corporation’s Certificate of Incorporation, vote of stockholders or disinterested directors, or otherwise, both as to action in such person’s official capacity and as to action in other capacity while holding such office. Notwithstanding the foregoing, subject to Section 7.3, the Corporation shall indemnify any such indemnitee seeking indemnity in connection with an action, suit or proceeding initiated by such indemnitee only if such action, suit or proceeding was authorized by the Board or such indemnification is authorized by an agreement approved by the Board.

SECTION 7.2 Indemnification of Employees and Agents. The Corporation may, but only to the extent that the Board may (but shall not be obligated to) authorize from time to time, grant rights to indemnification and to the advancement of expenses to any employee, authorized signatory, trustee or agent of the Corporation to the fullest extent of the provisions of this Article VII as they apply to the indemnification and advancement of expenses of directors and officers of the Corporation.

SECTION 7.3 Enforcement of Indemnification. This right to indemnification and the advancement of expenses conferred above shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director or officer and shall inure to the benefit of the indemnitee’s heirs, executors and administrators. If a claim under this Article VII is not paid in full by the Corporation within 60 days after written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expenses of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Board, independent legal counsel or stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board, independent legal counsel or stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article VII or otherwise shall be on the Corporation.

SECTION 7.4 Indemnification Contracts. The Board is authorized to cause the Corporation to enter into indemnification contracts with any director, officer, employee or agent of the Corporation, or any person serving at the request of the Corporation as a director, officer, employee, agent or trustee of another corporation, partnership, joint venture, trust or other enterprise or non-profit entity, including employee benefit plans, providing indemnification or advancement rights to such person. Such rights may be greater than those provided in this Article VII.

SECTION 7.5 Amendment or Repeal. Any amendment, repeal or modification of any provision of this Article VII that adversely affects any right or remedy of an indemnitee or an indemnitee’s successors shall be prospective only, and shall not adversely affect any right, remedy or protection conferred on a person pursuant to this Article VII and existing at the time of such amendment, repeal or modification.

ARTICLE VIII: MISCELLANEOUS

SECTION 8.1 Seal. The Board shall adopt a corporate seal, which shall be in the form of a circle and shall bear the name of the Corporation and words showing that the Corporation was incorporated in the State of Delaware.

SECTION 8.2 Notices and Waiver of Notices. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Corporation under any provision of the Delaware General Corporation Law, the Certificate of Incorporation or these Bylaws may be given in writing directed to the stockholder’s mailing address (or by electronic transmission directed to the stockholder’s electronic mail address, as applicable) as it appears on the records of the Corporation. Notice shall be given (i) if mailed, when deposited in the United States mail, postage prepaid, (ii) if delivered by courier service, the earlier of when the notice is received or left at the stockholder’s address, or (iii) if given by electronic mail in accordance with Section 232 of the Delaware General Corporation Law, when directed to such stockholder’s electronic mail address (unless the stockholder has notified the Corporation in writing or by electronic transmission of an objection to receiving notice by electronic mail or such notice is prohibited by the Delaware General Corporation Law to be given by electronic transmission). Whenever notice is required to be given by these Bylaws or the Certificate of Incorporation or by law, the person entitled to said notice may waive such notice in writing, either before or after the time stated therein, and such waiver shall be deemed equivalent to notice.

SECTION 8.3 Amendments. Except as otherwise provided herein or in the Certificate of Incorporation, these Bylaws or any of them may be altered, amended, repealed or rescinded and new Bylaws may be adopted by affirmative vote of a majority of the Board or by affirmative vote of a majority of the outstanding shares of the corporation’s voting stock at any annual or special meeting of stockholders, provided that notice of such proposed alteration, amendment, repeal, recession or adoption is given in the notice of such meeting.

SECTION 8.4 Representation of Other Corporations. The Chair of the Board, the Chief Executive Officer, the President, an Executive Vice President or the Secretary or any Vice President of the Corporation is authorized to vote, represent and exercise on behalf of the Corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of the Corporation. The authority herein granted to said officers to vote or represent on behalf of the Corporation any and all shares held by the Corporation in any other corporation or corporations may be exercised either by such officers in person or by any person authorized so to do by proxy or power of attorney duly executed by such officers.

SECTION 8.5 Exclusive Forum for Certain Disputes. Unless the Corporation consents in writing to the selection of an alternative forum, subject to the court’s having personal jurisdiction over the indispensable parties named as defendants, the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, another state court or federal court located within the state of Delaware), to the fullest extent permitted by law, shall be the sole and exclusive forum for (1) any derivative action or proceeding brought on behalf of the Corporation, (2) any action asserting a claim of breach of a fiduciary duty owed by, or other wrongdoing by, any director, officer, stockholder, employee or agent of the Corporation to the Corporation or the Corporation’s  stockholders, (3) any action asserting a claim against the Corporation arising pursuant to any provision of the Delaware General Corporation Law, or the Corporation’s Certificate of Incorporation or these Bylaws (as either may be amended from time to time) or as to which the Delaware General Corporation Law confers jurisdiction on the Court of Chancery of the State of Delaware, (4) any action to interpret, apply, enforce or determine the validity of the Certificate of Incorporation or these Bylaws, or (5) any action asserting a claim against the Corporation governed by the internal affairs doctrine. Unless the Corporation consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. Nothing in this Article VIII affects suits brought to enforce a duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Any person or entity purchasing or otherwise acquiring or holding any interest in any security of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 8.5.

SECTION 8.6 Severability. If any provision of these Bylaws shall be held to be invalid, illegal, unenforceable or in conflict with the provisions of the Certificate of Incorporation or the Delaware General Corporation Law, then such provision shall nonetheless be enforced to the maximum extent possible and the remaining provisions of these Bylaws (including without limitation, all portions of any section of these Bylaws containing any such provision held to be invalid, illegal, unenforceable or in conflict with the Certificate of Incorporation or the Delaware General Corporation Law, that are not themselves invalid, illegal, unenforceable or in conflict with the Certificate of Incorporation or the Delaware General Corporation Law) shall remain in full force and effect.

SECTION 8.7 Dividends. The Board may from time to time at any regular or special meeting (or by any other manner of action permitted by these Bylaws and the Delaware General Corporation Law) declare, and the Corporation may pay, dividends or other distributions on its outstanding shares of stock in the manner and upon the terms and conditions as the Board deems advisable and as may be permitted by the Certificate of Incorporation, the Delaware General Corporation Law, and any other lawful restrictions imposed upon the Corporation. Such dividends or other distributions, when declared and permitted, may be paid in cash, stock, property, or any other permitted means lawfully declared by the Board.